UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35026	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street, 3rd Floor Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2011, Pacific Capital Bancorp (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 32,903,794 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 92.5% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting.

1. Election of Directors, to hold office until the next annual meeting and until their successors are elected and qualified:

NOMINEE	FOR	WITHHELD
H. Gerald Bidwell	30,419,208	17,827
Edward E. Birch	30,415,172	21,863
Gerald J. Ford	30,383,247	53,788
Richard S. Hambleton, Jr.	30,418,492	18,543
D. Vernon Horton	30,416,946	20,089
S. Lachlan Hough	30,419,411	17,624
Roger C. Knopf	30,417,180	19,855
George S. Leis	30,411,876	25,159
William R. Loomis, Jr.	30,419,174	17,861
John R. Mackall	30,171,883	265,152
Richard A. Nightingale	30,359,065	77,970
Kathy J. Odell	30,418,043	18,992
Carl B. Webb	30,419,049	17,986

2. Non-binding Advisory Vote on the Compensation of the Named Executive Officers:

	VOTES	% of SHARES VOTING
FOR:	30,336,991	99.77
AGAINST:	47,780	0.16
ABSTAIN:	22,264	0.07

3. Non-binding Advisory Vote on the Frequency of Votes on Executive Compensation:

	VOTES	% of SHARES VOTING
EVERY ONE YEAR:	30,052,538	98.74
EVERY TWO YEARS:	321,664	1.06
EVERY THREE YEARS:	40,649	0.13
ABSTAIN:	22,183	0.07

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

May 16, 2011	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer